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                                                                    Exhibit 99.1

[LOGO]
                                                                    NEWS RELEASE

   PATHOGENESIS CORP.-- 201 ELLIOTT AVENUE WEST, SEATTLE, WASHINGTON 98119 --
                                 (206) 467-8100
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE

Investor Contacts:                                 Media Contacts:
----------------------               -------------------------------------------
Joyce Lonergan                       Shelley Schneiderman
Chiron                               Chiron
(510) 923-3030                       (510) 923-6905

Alan Meyer                           Maryellen Thielen       Susan Callahan
PathoGenesis                         PathoGenesis            KNCB Dave
(206) 270-3328                       (847) 583-5424          (206) 794-4706


                         CHIRON TO ACQUIRE PATHOGENESIS
                              FOR $38.50 PER SHARE


     EMERYVILLE, CA and SEATTLE, WA, Aug. 14, 2000 -- Chiron Corporation (NASDAQ: CHIR) and PathoGenesis Corporation (NASDAQ: PGNS) today announced that the two companies have entered into a definitive agreement for Chiron to acquire PathoGenesis for about $700 million.

     Under the terms of the agreement, a subsidiary of Chiron will make an all-cash tender offer for all the outstanding shares of PathoGenesis common stock, at a price of $38.50 per share. The tender offer is expected to close in the third or fourth quarter of this year, and is subject to the valid tender of at least a majority of the outstanding PathoGenesis shares, on a fully diluted basis, and to customary government filings and other customary conditions. The boards of directors of both companies have unanimously approved the transaction.

     "We believe this transaction is strongly beneficial for each of our shareholder groups," said Sean P. Lance, chairman and chief executive officer of Chiron. "It will create an integrated company that will emerge as a global innovator in the treatment and prevention of infectious diseases. We look forward to a smooth integration by year-end."

     "Since June, we have conducted an evaluation of strategic options to enhance shareholder value," said Wilbur H. Gantz, chairman and chief executive officer of PathoGenesis. "We are very pleased with this transaction, which provides a significant premium for our shareholders, and we believe our shareholders will be pleased as well."

     Donaldson, Lufkin and Jenrette is acting as Chiron's financial advisor. Goldman, Sachs & Co. is representing PathoGenesis.


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PATHOGENESIS CORP.
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ABOUT CHIRON

     Chiron Corporation, headquartered in Emeryville, California, is a leading biotechnology company that participates in three global healthcare markets: biopharmaceuticals, vaccines and blood testing. The company is applying a broad and integrated scientific approach to the development of innovative products for preventing and treating cancer, infection and cardiovascular disease. This approach is supported by research strengths in recombinant proteins, genomics, small molecules, gene therapy and vaccines.

ABOUT PATHOGENESIS

     Seattle-based PathoGenesis Corp. develops and commercializes drugs to treat chronic infectious diseases -- particularly serious lung infections, including those common in cystic fibrosis, bronchiectasis and ventilator patients. The company's first drug, TOBI-Registered Trademark- (tobramycin solution for inhalation), is approved for the management of cystic fibrosis patients with PSEUDOMONAS AERUGINOSA lung infections. PathoGenesis' stock is traded on the Nasdaq National Market System under the symbol PGNS. The company's Web site is located at www.pathogenesis.com.

     NOTE: THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. A FULL DISCUSSION OF THE COMPANY'S OPERATIONS AND FINANCIAL CONDITION, INCLUDING FACTORS THAT MAY AFFECT ITS BUSINESS AND FUTURE PROSPECTS, IS CONTAINED IN DOCUMENTS THAT THE COMPANY FILES WITH THE SEC, SUCH AS FORM 10-Q AND 10-K. THESE DOCUMENTS IDENTIFY IMPORTANT FACTORS THAT COULD CAUSE THE COMPANY'S ACTUAL PERFORMANCE TO DIFFER FROM CURRENT EXPECTATIONS, INCLUDING THE OUTCOME OF CLINICAL TRIALS, REGULATORY REVIEW, MANUFACTURING CAPABILITIES AND MARKETING EFFECTIVENESS.

     PATHOGENESIS SHAREHOLDERS ARE ADVISED TO READ THE TENDER OFFER STATEMENT REGARDING THE ACQUISITION OF PATHOGENESIS REFERENCED IN THIS NEWS RELEASE, WHICH WILL BE FILED BY CHIRON AND PICARD ACQUISITION CORP. WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, AND THE RELATED SOLICITATION/RECOMMENDATION STATEMENT WHICH WILL BE FILED BY PATHOgENESIS WITH THE COMMISSION. THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND RELATED TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THIS OFFER. THESE DOCUMENTS WILL BE MADE AVAILABLE TO ALL SHAREHOLDERS OF PATHOGENESIS AT NO EXPENSE TO THEM. THESE DOCUMENTS ALSO WILL BE AVAILABLE AT NO CHARGE AT THE SEC's WEB SITE, WWW.SEC.GOV. THIS PRESENTATION IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL SECURITIES OF PATHOGENESIS. THE TENDER OFFER WILL BE MADE SOLELY BY AN OFFER TO PURCHASE AND RELATED LETTER OF TRANSMITTAL TO BE DISSEMINATED UPON THE COMMENCEMENT OF THE TENDER OFFER.

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